UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): May 30, 2008

Trimol Group, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-28144	13-3859706
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

1285 Avenue of the Americas, 35th Floor, New York, New York 10019
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 554-4394

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement

Trimol Group, Inc. (the “Company”) and Aluminum Power Inc (“API”), the Company’s majority shareholder which is beneficially owned and controlled by the Company’s Chairman of the Board, entered into a Termination Agreement dated May 30, 2008, pursuant to which the Technology Acquisition Agreement and License Agreement dated as of January 11, 2001 and the Research and Development Agreement dated as of July 1, 2001 both between the Company and API, were terminated, effective as of such date.

Pursuant to the Termination Agreement, Royal HTM Group, Inc., a company also beneficially owned and controlled by the Company’s Chairman of the Board, cancelled $400,000 of the Company’s indebtedness to it.

The Termination Agreement provides that API will, to the extent it receives any Net Revenues (as defined below), during the five (5) year period commencing on May 30, 2008 and expiring on May 29, 2013 (the “Revenue Interest Term”), remit to the Company within ten (10) days after its receipt of any such revenues, an amount equal to ten percent (10%) thereof. For purposes of the Termination Agreement, “Net Revenues” shall mean all revenues actually received by API from the sale or licensing of the Seller’s Technology, (as that term is defined in the Technology Acquisition Agreement dated as of January 11, 2001 between the Company and API), less all professional fees, commissions and broker’s and finder’s fees paid by API in connection therewith. There is no assurance that API will receive any such Net Revenues.

The Termination Agreement provided for mutual reciprocal general releases between the Company and API.

The Company discontinued all research and development efforts in connection with the aluminum air fuel cell technology which is the subject of the agreements terminated by the Termination Agreement in mid 2003. At that time, the Company determined that it did not have the funds to continue to pursue such research and development, and it continues to lack the funds necessary to do so.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibit

10.1	Termination Agreement dated May 30, 2008 by and between Trimol Group, Inc. and Aluminum Power, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMOL GROUP, INC.

By: /s/ Yuri Benenson

Chief Executive Officer

Date: June 3, 2008

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).